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                                                                     Exhibit 5.1


                               September 16, 2003


Nastech Pharmaceutical Company Inc.
3450 Monte Villa Parkway
Bothell, Washington  98021

            Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

      We have acted as counsel to Nastech Pharmaceutical Company Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"), for the purpose of registering (i) 1,513,069 shares (the "Private Placement Shares") of the common stock, par value $0.006 per share, of the Company (the "Common Stock") issued by the Company pursuant to the terms of a Purchase Agreement, the form of which is filed as Exhibit 4.5 to the Registration Statement (the "Purchase Agreement"); (ii) 529,574 shares of Common Stock (the "Warrant Shares") issuable upon the exercise of warrants to purchase up to 529,574 shares of Common Stock pursuant to the terms of Warrants, the form of which is filed as Exhibit 4.6 to the Registration Statement (the "Warrant Agreement"); and (iii) 250,000 shares (the "Investment Shares") of Common Stock issued by the Company pursuant to the terms of an Investment Agreement, the form of which is filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 20, 2002.

      We have made such inquiries and reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby, and we have also examined and relied upon representations, statements or certificates of public officials and officers and representatives of the Company.

      Based upon and subject to the foregoing, we are of the opinion that:

1. the Shares and the Investment Shares have been legally issued, and are fully paid and non-assessable; and

2. the Warrant Shares, when issued and paid for in accordance with the terms and conditions of the Warrant Agreement, will be legally issued, fully paid and nonassessable.

      We do not express any opinion with respect to any law other than the Business Corporation Law of the State of New York, the Delaware General Corporation Law and the federal laws of the United States of America. Our opinion is rendered only with respect to the laws which are currently in effect in such jurisdictions.

      We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons
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whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                       Very truly yours,


                                       /s/ Kramer Levin Naftalis & Frankel LLP